UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.

On May 22, 2007, STEC, Inc. (the “Registrant”) issued a press release announcing that its board of directors authorized the expansion of its existing $10 million stock repurchase program previously announced in July 2006 to $60 million and the Registrant’s adoption of a written purchase plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate the purchase of shares under the stock repurchase program. No shares were purchased under the previous program. Under the expanded program, the Registrant may purchase up to $60 million of its common stock over the next 18 months. A copy of the press release issued by the Registrant on May 22, 2007 is furnished herewith as Exhibit 99.1.

The information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless the Registrant specifically incorporates the foregoing information into those documents by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description of Exhibit
99.1	Press Release of STEC, Inc., dated May 22, 2007, announcing expansion of stock repurchase program (pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: May 22, 2007	By:	/s/ Dan Moses
Dan Moses
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of STEC, Inc., dated May 22, 2007, announcing expansion of stock repurchase program (pursuant to Item 7.01).